                                                     Exhibit (21)-2
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839



                          Commonwealth Edison Company
                          Subsidiaries of the Company
                          ---------------------------

                                                                      State or
                                                                    Jurisdiction
                                                                      in Which
                  Name                                              Incorporated
--------------------------------------------                        ------------
Commonwealth Edison Company of Indiana, Inc.                        Indiana
ComEd Financing I                                                   Delaware
ComEd Financing II                                                  Delaware
Commonwealth Research Corporation                                   Illinois
Concomber, Ltd.                                                     Bermuda
Cotter Corporation                                                  New Mexico
Edison Development Company                                          Delaware
Edison Development Canada Inc.                                      Canada